Exhibit 5.1

September 22, 2020

Fulgent Genetics, Inc.
4978 Santa Anita Avenue

Temple City, CA 91780

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Fulgent Genetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 4,469,306 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares include (1) 2,562,968 additional shares of common stock (the “Increase Shares”) reserved for issuance pursuant the Company’s Amended and Restated 2016 Omnibus Incentive Plan (as amended and restated, the “Plan”), (2) 35,000 shares of the Company’s common stock issuable upon the exercise of issued and outstanding options previously granted pursuant to the Plan (such shares, the “Option Shares”; such options, the “Stock Options”) and (3) 1,906,338 shares of the Company’s common stock being registered for resale (the “Reoffer Shares”). The Reoffer Shares consist of the Option Shares and 1,871,338 shares of the Company’s common stock issued or issuable pursuant to restricted stock units previously granted pursuant to the Plan (the “Restricted Stock Units”). The Increase Shares and Option Shares are collectively referred to herein as the “Primary Offering Shares.” This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

As counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or of any foreign jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Primary Offering Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
2.	The issued and outstanding Reoffer Shares are validly issued, fully paid and non-assessable.
3.

The Reoffer Shares issuable pursuant to the Stock Options and Restricted Stock Units, when issued in accordance with the terms of the Plan and the terms of the Stock Options and Restricted Stock Units, as applicable, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.